UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2004

OGLEBAY NORTON COMPANY

(Exact name of Registrant as specified in charter)

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events

On July 1, 2004, Oglebay Norton Company, an Ohio corporation, and its subsidiaries (“Oglebay Norton”), filed a First Amended Joint Plan of Reorganization (the “Plan”), with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), for the resolution of the outstanding claims against and equity interests in Oglebay Norton. A First Amended Disclosure Statement (the “Disclosure Statement”) was filed and distributed contemporaneously with the Plan to provide a discussion of Oglebay Norton’s history, business, results of operations, historical financial information, projections and properties, and to provide a summary of the Plan.

Oglebay Norton filed with the Bankruptcy Court the original Joint Plan of Reorganization on April 27, 2004, and the original Disclosure Statement on May 21, 2004.

A copy of the Plan and Disclosure Statement are attached as Exhibits 2.1 and 99.1, respectively.

Certain information in the Disclosure Statement contains statements that are “forward-looking” in that they reflect Oglebay Norton’s current views with respect to current events and financial performance. These forward-looking statements are subject to uncertainties and factors relating to Oglebay Norton’s operations and business environment and a number of other risks, uncertainties and assumptions, all of which are difficult to predict and many of which are beyond Oglebay Norton’s control. Oglebay Norton believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made by it: (1) business and financial risks associated with its decision to file for protection under chapter 11 of the United States Bankruptcy Code; (2) its ability to restructure its debt and the ability of such activities to provide adequate liquidity to sufficiently improve its financial position; (3) its ability to complete its cost reduction initiatives; (4) weather conditions, particularly in the Great Lakes region, flooding, and/or water levels; (5) fluctuations in energy, fuel and oil prices; (6) fluctuations in integrated steel production in the Great Lakes region; (7) fluctuations in Great Lakes and Mid-Atlantic construction activity; (8) economic conditions in California or population growth rates in the Southwestern United States; (9) the outcome of periodic negotiations of labor agreements; (10) changes in the demand for its products due to changes in technology; (11) the loss, insolvency or bankruptcy of major customers, insurers or vendors; (12) changes in environmental laws; (13) difficulty in hiring sufficient staff that is appropriately skilled and licensed, particularly for its vessel operations; and (14) an increase in the number and cost of asbestos and silica product liability claims filed against it and determinations by a court or jury against its interest.

Oglebay Norton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The terms of the Plan, as it is ultimately confirmed by the Bankruptcy Court may ultimately affect Oglebay Norton’s balance sheet going forward. No assurance can be given as to what claims or interests will be satisfied under the Plan and in what manner. Accordingly, Oglebay Norton urges that appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

The Disclosure Statement attached to this public filing is only preliminary in nature and is subject to material modifications. Therefore, no one should rely upon the disclosure contained in the Disclosure Statement in making any investment decisions. This disclosure is not intended to be a solicitation of votes for any reorganization of Oglebay Norton.

Oglebay Norton agrees to furnish supplementally a copy of any omitted schedule to Exhibits 2.1 and 99.1 to the Securities Exchange Commission upon request.

Item 7.	Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	First Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as filed with the United States Bankruptcy Court for the District of Delaware on July 1, 2004

99.1	First Amended Disclosure Statement, as filed with the United States Bankruptcy Court for the District of Delaware on July 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland Vice President, Chief Financial Officer and Treasurer

Date: July 1, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	First Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as filed with the United States Bankruptcy Court for the District of Delaware on July 1, 2004

99.1	First Amended Disclosure Statement, as filed with the United States Bankruptcy Court for the District of Delaware on July 1, 2004